Exhibit 99.2

CONTRIBUTION AND SALE AGREEMENT

CONTAINER APPLICATIONS LIMITED

and

CAL FUNDING II LIMITED

Dated as of

October 18, 2012

ALL RIGHT, TITLE AND INTEREST OF CAL FUNDING II LIMITED IN AND TO THIS AGREEMENT HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, UNDER AN INDENTURE (DEFINED BELOW), FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

i

A         -         List of Transferred Containers Transferred by the Seller
B         -         Container Sale Certificate

ii

CONTRIBUTION AND SALE AGREEMENT

THIS CONTRIBUTION AND SALE AGREEMENT, dated as of October 18, 2012 (as amended, modified or supplemented from time to time in accordance with its terms, this “Agreement”), is entered into between CONTAINER APPLICATIONS LIMITED, an international business company incorporated and licensed under the laws of Barbados (“CAL” or the “Seller”) with its principal place of business located at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies and CAL FUNDING II LIMITED, an exempted company with limited liability incorporated and existing under the laws of Bermuda (the “Company” or the “Issuer”) with its principal place of business located at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda.

WITNESSETH:

WHEREAS, from time to time hereafter, the Seller may sell, transfer, contribute and assign Sold Assets to the Company pursuant to the terms and conditions hereof;

WHEREAS, in connection with the transactions contemplated by the Indenture and other Related Documents, the Company has collaterally assigned to the Indenture Trustee, on behalf of the Noteholders and certain other Persons, all of its right, title and interest in and to the Sold Assets and this Agreement, as collateral for the Notes to be issued from time to time pursuant to the terms of the Indenture and any Supplements thereto; and

WHEREAS, the Seller and the Company agree that all representations, warranties, covenants and agreements made by the Seller and the Company herein shall be for the benefit of each Interest Rate Hedge Provider, each Noteholder and the Indenture Trustee, as assignees of the Company;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.  Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in the Indenture (as defined herein); otherwise, terms defined herein shall have the following meanings and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:

After-Tax Basis:  With respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes withheld from, imposed upon or otherwise required to be paid by the recipient with respect to the receipt or accrual of such amounts, such increased payment (after such deductions) is equal to the payment otherwise required to be made reduced by any deductions, credits, or other tax savings determined by the recipient to be realized by it as a result of such payment, with the written claim for such amount being conclusive absent manifest error in the calculation thereof.

Aggregate Asset Value:  This term shall have the meaning set forth in the Indenture.

Aggregate CEU:  As of any date of determination, the sum of CEUs of all Eligible Containers then owned by the Company.

Applicable Law:  With respect to any Person or Sold Asset, all existing laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to such Person or Sold Asset.

CEU:  This term shall have the meaning set forth in the Indenture.

Concentration Limits:  The limitations on the types of containers and leases and maximum exposure to lessees eligible for inclusion in the Asset Base as set forth in the definition of “Eligible Container”.

Container Identification Numbers:  The unique alpha numeric code assigned to a Container by the Seller.

Container Representations and Warranties:  With respect to each Transferred Container, the representations and warranties of the Seller as set forth in paragraphs (e) and (q) through (uu) inclusive of Section 3.01 of this Agreement.

Container Revenue:  All Gross Revenue allocated to the Managed Containers and allocable to the Managed Containers pursuant to the terms of the Management Agreement and the Intercreditor Collateral Agreement.

Container Sale Certificate:  A Container Sale Certificate, substantially in the form of Exhibit B hereto, executed and delivered by the Seller and the Company in accordance with the terms of this Agreement.

Eligible Container:  This term shall have the meaning set forth in the Indenture.

ERISA Affiliate:  With respect to any Person, any other Person which is treated as a single employer with such Person under § 414 of the Code.

Fair Market Value:  An amount equal to the value which would be obtained in an arm’s length sales transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell.

Finance Lease:  This term shall have the meaning set forth in the Indenture.

Finance Lease Balance:  This term shall have the meaning set forth in the Indenture.

Gross Revenue:  This term shall have the meaning set forth in the Management Agreement.

Indemnified Party:  This term shall have the meaning set forth in Section 7.01 hereof.

Indenture:  The Indenture, dated as of October 18, 2012, between the Issuer and the Indenture Trustee, as such indenture may be amended, modified or supplemented from time to time in accordance with its terms.

Initial Purchase Price:  This term shall have the meaning set forth in Section 2.01 hereof.

Initial Sold Assets:  Those Sold Assets transferred by the Seller to the Company on or before the Closing Date.

Lease File:  With respect to each Lease, the file containing all of the following:

(i)           An originally executed counterpart, or certified true, correct and complete copy of the lease supplement and/or lease schedule, executed by each of the lessor and the Lessee related to such Lease;

(ii)          A certified true, correct and complete copy of the executed original counterpart of the master lease agreement (if any) pursuant to which the lease supplement and/or lease schedule set forth in clause (i) was issued; and

(iii)        All originally executed, or certified true, correct and complete copies of all guarantees, letters of credit, UCC financing statements and all other addenda, supplements and amendments related to such Lease.

List of Containers:  A list (which list may be printed or electronic) of the Transferred Containers transferred by the Seller to the Issuer and certified by an Authorized Signatory of the Seller, which includes a true and complete list of all Transferred Containers to be conveyed by the Seller to the Issuer on any Transfer Date.  The List of Containers will include the following information for each such Transferred Container as of the Transfer Date: (i) the name of the Seller, (ii) its Container Identification Number, (iii) the type of Container and (iv) whether such Transferred Container is then subject to the terms of a Finance Lease.  Supplements to the List of Containers will be attached to the Container Sale Certificate and will contain only unit Container Identification Numbers for each Transferred Container.

Net Book Value:  This term shall have the meaning set forth in the Indenture.

Predecessor Container:  This term shall have the meaning set forth in Section 3.04 hereof.

Records:  All contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained by the Seller to the extent relating to Sold Assets.

Senior Executive Officer:  Any of the chief executive officer, the president, chief financial officer, treasurer or controller of the Issuer, the Seller or Manager, as the case may be.

Sold Assets:  The Transferred Containers and Transferred Assets, collectively.

Substitute Container:  This term shall have the meaning set forth in Section 3.04 hereof.

Supporting Obligations:  This term shall have the meaning set forth in Section 9-102(a)(77) of the UCC.

Transfer Date.  Each date on which the Seller transfers to the Company a Transferred Container and any related Transferred Assets.

Transferred Assets:  With respect to any Transferred Container, all of the following:  (i) all right, title and interest of the Seller directly or indirectly in and to, but none of the obligations under, any agreement with the manufacturer of such Transferred Container to the extent (but only to the extent) related to the Transferred Container, and all amendments, additions and supplements thereafter made with respect to such Transferred Container, (ii) all right, title and interest of the Seller in and to any Lease to which such Transferred Container is subject on the Transfer Date, but only to the extent that such Lease relates to such Transferred Container, including all lease rentals accruing with respect thereto as of the related Transfer Date, (iii) all documents in the Lease File relating to such Transferred Container, but only to the extent relating to such Transferred Container, (iv) all Records to the extent relating to such Transferred Container, (v) all right, title and interest of the Seller in and to any other property identified in the related Container Sale Certificate, (vi) all Casualty Proceeds, Sales Proceeds, Miscellaneous Owner Proceeds, Indemnification Proceeds (each as defined in the Management Agreement) and Gross Revenues related to such Transferred Container, (vii) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of the Leases (to the extent, but only to the extent, attributable to such Transferred Container), (viii) all letters of credit, guarantees, Supporting Obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Lease (to the extent, but only to the extent, attributable to such Transferred Container), and (ix) all other payments, proceeds (including, without limitation, insurance proceeds), income and distributions (in cash, securities or otherwise) of the foregoing or directly or indirectly related thereto.

Transferred Container:  An Eligible Container transferred by the Seller to the Company in accordance with the terms of this Agreement including either or both, as the context may require, Eligible Containers transferred on the Closing Date in accordance with the provisions of Section 2.01 hereof and Eligible Containers transferred subsequent to the Closing Date in accordance with the provisions of Section 2.02 hereof.

Warranty Purchase Amount:  With respect to any Transferred Container to be repurchased by the Seller pursuant to the terms of this Agreement, an amount equal to the excess of (x) the Net Book Value (or, if applicable, the Finance Lease Balance) of such Transferred Container on the related Transfer Date over (y) all rental and other payments received by the Indenture Trustee, on behalf of the Noteholders, with respect to such Transferred Container and the Transferred Assets since the related Transfer Date.

ARTICLE II

TRANSFERS OF CONTAINERS

Section 2.01.  Transfer of Initial Sold Assets.  On the initial Funding Date, the Seller shall sell, assign, convey, grant and transfer to the Issuer, and the Issuer shall acquire from the Seller, all of the Seller’s rights, title and interest in, to and under the Sold Assets set forth on Exhibit A hereto.  The purchase price for such Sold Assets shall be paid (x) first, by delivery of immediately available funds to CAL in an amount to be determined by the Issuer and the Seller prior to the initial Funding Date (the “Cash Purchase Price”) and (y) second, by the Company’s acceptance of a capital contribution from CAL by way of contributed surplus, in an amount equal to the excess of the Fair Market Value of the applicable Sold Assets over the related Cash Purchase Price.  In connection with the conveyance set forth in this Section 2.01 with respect to the applicable Sold Assets to be sold, assigned, conveyed and transferred pursuant to the immediately preceding sentence, the Seller shall execute and deliver on the such Funding Date (except that evidence of filing in Section 2.02(b)(ii) below shall be delivered by the Seller promptly upon receipt thereof by the Seller), as applicable, each of the documents set forth in Section 2.02 hereof.

THE SOLD ASSETS ARE CONVEYED ON AN “AS IS-WHERE IS” BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXCEPT AS SET FORTH IN ARTICLE III.

Section 2.02.  Transfer of Containers and Transferred Assets After the Initial Transfer Date.  i)  After the initial Funding Date, the Seller hereafter may, from time to time, transfer to the Company by way of contributed surplus additional Sold Assets in the form of additional capital contributions and sales.

(b)           In connection with any transfer of Sold Assets by the Seller to the Company in accordance with the provisions of Section 2.01 or 2.02 of this Agreement, the Seller shall execute and deliver to the Company, the Administrative Agent and the Indenture Trustee on or before the related Transfer Date (except that evidence of filing in clause (ii) below shall be delivered by the Seller promptly upon receipt thereof by the Seller), each of the following:

(i)           A completed Container Sale Certificate which certificate shall operate as an assignment, without recourse, representation, or warranty, except for the other representations and warranties specifically set forth in this Agreement, of all of the Seller’s right, title, and interest in and to the applicable Sold Assets identified in such certificate.  Upon delivery of a completed Container Sale Certificate, the List of Containers shall be deemed to have been amended to incorporate the information contained in such Container Sale Certificate;

(ii)         Completed UCC financing statements or documents of similar import required under Section 2.03(a) hereof, together with evidence of filing of such financing statements in the appropriate filing offices and jurisdictions as may be required with respect to the Containers and Transferred Assets so transferred;

(iii)        Copies of all applicable UCC and federal, state and local Lien searches indicating the absence of any other Lien with respect to the Sold Assets identified in the related Container Sale Certificate; and

(iv)        With respect to any Sold Assets transferred by the Seller that were subject to the Lien prior to such transfer, the Seller shall have provided a release letter from the lenders (or the agent on behalf of the lenders) under such credit agreement or such security agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent.

Section 2.03.  Required Financing Statements; Marking of Records.  ii)  In connection with the transfer by it on any Transfer Date, the Seller agrees, by not later than the Business Day after the Transfer Date, to record and file, at its own expense, the following UCC financing statements (and/or amendments to previously filed UCC financing statements), such filings to be made (unless otherwise requested by any Deal Agent) in each case only to the extent necessary pursuant to Applicable Law to protect the ownership interest of the Issuer and/or the security interest of the Indenture Trustee therein:

(i)           UCC financing statements (or amendments to existing UCC financing statements), naming the Seller, as debtor/seller, the Issuer, as secured party/buyer/assignor, the Indenture Trustee, as assignee of the secured party, and the applicable Sold Assets, as collateral.  Such financing statements (or documents of similar import) shall be filed in the appropriate filing offices in the jurisdiction in which the Seller is located (as defined in the UCC) or as otherwise required under Applicable Law;

(ii)         UCC financing statements (or amendments to existing UCC financing statements), naming the Issuer, as debtor, the Indenture Trustee, as secured party, and the Sold Assets, as collateral.  Such UCC financing statements shall be filed in the appropriate filing offices in the jurisdiction in which the Issuer is located (as defined in the UCC) or as otherwise required under Applicable Law;

(iii)        UCC financing statements (or amendments to or terminations or releases of existing UCC financing statements) or documents of similar import, evidencing the release of the security interest of any other Person with respect to any of the Sold Assets; and

(iv)        UCC financing statements, naming each Lessee of Transferred Containers subject to Finance Leases, as debtor, the Seller, as secured party, the Indenture Trustee, as assignee of the secured party, and the related Sold Assets under such related Finance Lease as collateral.  Such UCC financing statements shall be filed in the debtor Lessee’s jurisdiction of organization, if such Lessee is organized under the laws of one of the United States, and otherwise in the District of Columbia with the Recorder of Deeds.

All UCC financing statements required pursuant to this Section 2.03 shall meet the requirements of Applicable Law.

(b)           In connection with each transfer of Sold Assets, the Seller shall, at its own expense on or prior to each Transfer Date, cause its master accounting and data processing records to be marked to indicate that all right, title and interest in each applicable Sold Asset has been irrevocably and absolutely transferred to the Company.

Section 2.04.  General Provisions Regarding All Transfers of Containers.  iii) Except as specifically provided in Section 3.03 and 7.01 of this Agreement, all transfers of Sold Assets pursuant to this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Company and to each Indemnified Party for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of Sections 3.01, 3.04, 4.01 and 7.01 of this Agreement, all of which obligations are limited solely and exclusively so as not to constitute credit recourse to the Seller for losses arising from the financial inability of any Lessee to make its rental payments owed under the related Leases and/or the failure of the Company to realize a particular amount.

(b)           The Seller and the Company intend that all transfers of applicable Sold Assets to be a “true sale” by the Seller to the Company that is absolute and irrevocable and that provides the Company with the full benefits of ownership of related Sold Assets, and neither the Seller nor the Company intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Company to the Seller.  It is, further, not the intention of the Company nor the Seller that the conveyance of applicable Sold Assets by the Seller be deemed a grant of a security interest in the Sold Assets by the Seller to the Company to secure a debt or other obligation of the Seller.  However, in the event that, notwithstanding the intent of the parties, any Sold Assets are considered to be property of the Seller’s estate, then (i) this Agreement also shall be deemed to be and hereby is a “security agreement” within the meaning of Articles 8 and 9 of the UCC and under any other Applicable Law, and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be a grant by the Seller to the Company of, and the Seller hereby grants to the Company, a security interest in and to all of the Seller’s right, title and interest in, to and under the Sold Assets including, without limitation, all Inventory, Equipment, Chattel Paper, General Intangibles, Accounts, Goods, Documents, Supporting Obligations, Instruments and proceeds of the foregoing constituting part of the applicable Sold Assets, whether now or hereafter existing or created, to secure (1) the rights of the Company hereunder, (2) a loan by the Company to the Seller in an amount equal to the sum of (i) the sum of the Aggregate Asset Value as of such date and (ii) the sum of the Fair Market Values of all applicable Transferred Assets, in each case to the extent of the Eligible Containers transferred by the Seller to the Company hereunder and (3) without limiting the foregoing, the payment and performance of the Seller’s obligations (whether monetary or otherwise) hereunder, including its obligation to remit to the Company or its designee all Gross Revenue allocable to the applicable Sold Assets as provided in the Intercreditor Collateral Agreement and the Management Agreement.  The Seller and the Company shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the related Sold Assets, such security interest would be deemed to be a perfected security interest of first priority in favor of the Company under Applicable Law and will be maintained as such throughout the term of this Agreement.

(c)           Consistent with the Company’s ownership of the Sold Assets, as between the parties to this Agreement, the Company shall have the sole right to service, administer and collect the Sold Assets and to assign and/or delegate such right to others.

(d)           Except as specifically provided for in Section 3.03 hereof, the Company shall have no obligation to account to the Seller for the Sold Assets.  The Company shall have no obligation to account for, or to return rental payments on or with respect to a Sold Asset, or any interest or other finance charge collected pursuant thereto, to the related Seller, irrespective of whether such collections and charges are in excess of the Net Book Value (or, if applicable, the Finance Lease Balance) of such Sold Asset.  The Company shall have the sole right to retain any gains or profits created by buying, selling or holding the Sold Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

(e)           The Company shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sold Assets in accordance with the terms of the Related Documents, and all of the Company’s right, title and interest in, to and under this Agreement, on whatever terms the Company shall determine, pursuant to this Agreement or otherwise.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties of the Seller.  The Seller hereby makes the following representations and warranties for the benefit of the Issuer, the Indenture Trustee, the Noteholders, each Interest Rate Hedge Provider and the Company, and on which the Company relies in accepting the conveyance of the applicable Sold Assets (and on which the Company relies in accepting any further transfer of such Sold Assets) and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Related Documents to which it is a party.  Such representations and warranties are made as of each Transfer Date (unless otherwise indicated) with respect to the related Sold Assets transferred by the Seller to the Company on such date, but shall survive until the Outstanding Obligations have been paid in full.

(a)           Organization and Good Standing.  The Seller is an international business company duly incorporated and licensed, validly existing and in compliance under the laws of the Barbados, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and own the related Sold Assets and to perform its obligations hereunder and under any Related Document to which it is a party, and, except as set forth in Schedule 3.01, the Seller has had the same legal name for the past five years and, except as set forth in Schedule 3.01, the Seller does not do business under any other name;

(b)           Due Qualification.  The Seller is qualified to transact business in each jurisdiction and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations under and comply with the terms of this Agreement and any other Related Document to which it is a party;

(c)           Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and any other Related Document to which it is a party and to carry out their terms; the Seller has duly authorized the sale and/or contribution to the Company of the related Sold Assets by all necessary action; the execution, delivery, and performance of this Agreement and any other Related Document to which it is a party has been duly authorized by the Seller by all necessary action and this Agreement and any other Related Document to which it is a party have been duly executed and delivered by the Seller;

(d)           Valid Assignment; Enforceable Obligations.  This Agreement constitutes a valid and absolute transfer of all right, title, and interest of the Seller in, to and under the related Sold Assets and such Sold Assets will be held by the Company free and clear of any Lien (regardless of whether such Lien is senior, pari passu or subordinate) of any Person claiming through or under either the Seller or the Company, except for Permitted Encumbrances; and this Agreement and each other Related Document to which it is a party, when duly executed and delivered by the other parties thereto, will constitute a legal, valid, and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(e)           No Violation of Agreements.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and the Related Documents to which it is a party will not conflict with any of the terms and provisions of, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the operating agreement or other constituent document of the Seller, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the Indenture, or violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Seller or any of its properties;

(f)            No Proceedings or Injunctions.  There are (i) no litigations, proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement or any other Related Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Related Document to which it is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Related Document to which it is a party and (ii) no injunctions, writs, restraining orders or other orders in effect against the Seller that would adversely affect its ability to perform under this Agreement or any other Related Document to which it is a party;

(g)           Compliance with Law.

(i)          The Seller is not in violation of (A) any laws, ordinances, governmental rules or regulations, or (B) court orders to which it is subject or by which it is bound;

(ii)         The Seller has obtained any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business including, without limitation, with respect to transactions contemplated by this Agreement and the other Related Documents to which it is a party; and

(iii)        The Seller is not in violation in any respect of any term of any agreement, or other instrument to which it is a party or by which it may be bound,

which violation or failure to obtain (as referenced in clause (i), (ii) or (iii) above) could reasonably be expected to, individually or in the aggregate, materially and adversely affect: (A) the business or financial condition of the Seller individually, or the Seller and its subsidiaries (if any) taken as a whole, (B) the ability of the Seller to perform any of its obligations hereunder or under any other Related Document, (C) any related Lease or the enforceability thereof, (D) the enforceability of this Agreement or any other Related Document, or (E) the interest of the Indenture Trustee or any Noteholder or Interest Rate Hedge Provider in any related Sold Asset;

(h)           Insolvency; Fraudulent Conveyance.  The Seller is paying its debts as they become due and is not “insolvent” within the meaning of any applicable Insolvency Law. The Seller represents that:

(x)          both immediately before and after giving effect to the assignment, transfer and contribution of the related Sold Assets and the application of the Cash Purchase Price, the present value of the Seller’s assets will be in excess of the amount that will be required to pay the Seller’s probable liabilities as they then exist and as they become absolute and matured; and

(y)         both immediately before and after giving effect to the assignment, transfer and contribution of the related Sold Assets and the application of the Cash Purchase Price, the sum of the Seller’s assets will be greater than the sum of the Seller’s debts, valuing the Seller’s assets at a Fair Market Value.

Each transfer of Sold Assets has been made for “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and not on account of “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code);

Each transfer of Sold Assets pursuant to the terms of this Agreement are not being taken with contemplation of insolvency and with no intent to hinder, delay or defraud any present or future credit of the Seller.

(i)             Chief Executive Office.  The principal place of business and chief executive office of CAL is at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies;

(j)             Accounting and Tax Treatment.  The Seller will treat the transfer of the related Sold Assets to the Company pursuant to this Agreement as a capital contribution of such Sold Assets for financial reporting, accounting and all income tax purposes, it being understood that such transfers may not be recognized in CAL’s consolidated financial statement under GAAP and may not be recognized for federal or state income tax purposes due to the Company’s status as a single member limited liability company, and the Seller has been advised by its Independent Accountants that such Independent Accountants agree with such treatment;

(k)           Approvals.  All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Seller or, to the knowledge of the Seller, by any other party in connection with the execution and delivery of this Agreement or any other Related Document to which it is a party have been or will be taken or obtained on or prior to the Closing Date;

(l)             Governmental Consent.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is or will be necessary or required on the part of the Seller in connection with the execution and delivery of this Agreement or the transfer and conveyance of the related Sold Assets hereunder;

(m)           Investment Company Act.  Neither the Seller nor any of its Subsidiaries is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(n)           Ordinary Course.  The transactions contemplated by this Agreement and the other Related Documents are being consummated by the Seller in furtherance of the Seller’s ordinary business purposes and constitute a practical and reasonable course of action by the Seller designed to improve the financial position of the Seller, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors;

(o)           Bulk Transfer Act.  No transfer, assignment or conveyance of the related Sold Assets by the Seller to the Company contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(p)           Defaults.  The Seller is not in default with respect to (i) any Indebtedness or (ii) any other contractual obligation that could reasonably be expected to, individually or in the aggregate, materially and adversely affect: (A) the business or financial condition of the Seller individually, or the Seller and its subsidiaries (if any) taken as a whole, (B) the ability of the Seller to perform any of its obligations hereunder or under any other Related Document, (C) the ability of the Company to enforce any assignment, transfer, conveyance or contribution hereunder, (D) any related Lease or the enforceability thereof, (E) the enforceability of this Agreement or any other Related Document, or (F) the interest of the Indenture Trustee or any Noteholder or any Interest Rate Hedge Provider in any related Sold Asset;

(q)           Title to Sold Assets; All Action Taken.  Upon the transfer of any Sold Assets to the Company pursuant to the terms of this Agreement, the Company will have had good and marketable title to such Sold Assets free and clear of any Liens other than (i) Permitted Encumbrances and (ii) with respect to Containers subject to a Lease, Encumbrances that the Lessee is required to remove pursuant to the terms of such Lease.  Immediately after each of the transfers and conveyances to the Company as contemplated in this Agreement, all necessary action will have been taken by the Seller and the Company to validly transfer and convey to the Company all right, title and interest of the Seller in and to the related Transferred Containers and the related Transferred Assets arising on or after the related Transfer Date;

(r)            Specifications.  The related Transferred Containers shall conform to (i) the Seller’s standard specifications for that category of container and to any applicable industry standards or (ii) if such Transferred Container is subject to a Finance Lease on the Transfer Date, to the standard specifications of either Seller or the Lessee;

(s)            Casualty Loss.  To the knowledge of the Seller, no related Transferred Container shall have suffered a Casualty Loss on or prior to the related Transfer Date;

(t)            No Violation of Leases.  The transfer and conveyance to the Company of the Sold Assets will not violate the terms or provisions of any Lease or any other agreement to which the Seller then is a party or by which it is bound;

(u)           Rights to Leases.  The rights with respect to each Lease transferred and all scheduled payments thereunder pursuant to this Agreement are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the related Transfer Date;

(v)           Lessee Acceptance.  Each Lessee has received and taken possession of each Transferred Container leased to it in satisfactory condition and in proper working order and had a reasonable opportunity to inspect the Transferred Container leased to it and has not notified the Seller of any material defects therein;

(w)           Lease Files.  Each Lease File shall be handled and stored as provided in the Intercreditor Collateral Agreement;

(x)            Insurance.  Except for self-insurance that is permitted pursuant to the Manager’s credit policy, each Lease requires the Lessee thereunder to maintain physical damage insurance on each Transferred Container that complies with the terms of the Management Agreement.  Upon the occurrence of a casualty with respect to a Transferred Container, each Lease requires the related Lessee to pay an amount which equals or exceeds the Net Book Value (or, if applicable the Finance Lease Balance) for such Transferred Container, as of the Payment Date immediately preceding the making of such payment;

(y)           Master Lease Arrangements.  In the case of each Lease which consists of a master lease and one or more exhibits or schedules thereto, each such exhibit or schedule (as it incorporates the terms of the master lease) constitutes a separate contractual lease obligation of the related Lessee, and permits full and partial assignments of the lessor’s rights thereunder to one or more secured parties;

(z)            Possession of Leases.  The original counterpart of each Lease in the possession of the Manager or any of its Affiliates shall be maintained by the Manager or the Collateral Agent as contemplated by the Intercreditor Collateral Agreement.

(aa)          No Leases Intended as Security.  No Lease, other than any Finance Lease, is a “lease intended as security” as defined in Section 1-201(37) of the applicable UCC.  The terms and conditions of each Lease, other than any Finance Lease, are of such a nature that the Transferred Container subject to such Lease would not be considered property of the Lessee or its estate in the event of the insolvency of the Lessee under any Federal or state applicable Insolvency Laws;

(bb)         Eligible Container.  Each Transferred Container is an Eligible Container;

(cc)          Container Lessees.  Each Transferred Container that is then on lease to a Lessee is leased in accordance with the Manager’s then existing credit underwriting policy;

(dd)         Registration.  Each Transferred Container has been registered, by virtue of its Container Identification Number which is included in a range of Container Identification Numbers registered in the name of CAL in the official register of the Bureau International des Containers (Paris), either:  (i) in the name of CAL; or (ii) with respect to Transferred Containers that were originally acquired by CAL after they had originally been placed in service, in the name of the original owner of such Container;

(ee)          Invoice Price.  The price paid by the Seller to originally acquire such Transferred Container was not greater than the Fair Market Value of such Transferred Container at the time of acquisition by the Seller;

(ff)           U.S. Dollars.  All payments under each Lease are payable in U.S. Dollars;

(gg)         Ordinary Course of Business.  All Leases related to Containers were originated or acquired in the ordinary course of the Seller’s business.

(hh)         No Lease Default.  With respect to each Transferred Container that is “on lease” as of the related Transfer Date: (i) with respect to payments of rent or under sums due under the Lease, Seller has not declared an Event of Default for failure of the related Lessee to make such payments and no rental or other payment owing pursuant to such Lease is more than sixty  days delinquent as of such Transfer Date; and (ii) with respect to all other obligations of the Lessee under such Lease, to the best of Seller's knowledge, no Event of Default thereunder has occurred and is continuing under such Lease or any other Lease between the Seller and such Lessee;

(ii)            Net Book Value or Finance Lease Value.  The Net Book Value or Finance Lease Value, as the case may be, is accurately set forth on the related Container Sale Certificate;

(jj)            Eligible Container.  Any Container to be included in the Sold Assets meets the definition of “Eligible Container” (as set forth in the Indenture) on its Transfer Date;

(kk)          Creation of Security Interest.  In the event that the transfer of the Sold Assets pursuant to the terms of this Agreement is held not to constitute a “true sale”, this Agreement creates a valid and continuing security interest (as defined in the UCC) in the Sold Assets in favor of the Company, which security interest is prior to all other Liens other than Permitted Encumbrances, and is enforceable as such as against creditors of and purchasers from the Seller;

(ll)            UCC Classification.  The Transferred Containers constitute “goods” or “inventory” within the meaning of the applicable UCC. The Leases constitute “tangible chattel paper” within the meaning of the UCC.  The lease receivables constitute “accounts” or “proceeds” of the Leases with the meaning of the UCC;

(mm)        Seller Title to Sold Assets.  Immediately prior to the conveyance of the Sold Assets set forth in this Agreement, the Seller owned and had good and marketable title to such Sold Assets, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances;

(nn)         Perfection of Security Interest.  The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the related Sold Assets granted to the Company in this Agreement.  All financing statements filed or to be filed against the Seller in favor of the Company (and the Indenture Trustee, as its assignee) in connection herewith contain a statement to the following effect:  “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Company and the Indenture Trustee (as the assignee of the Company)”;

(oo)         No Existing Liens.  The Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed or released any of the related Sold Assets, except for any pledge or security interest that is released concurrently with the sale to the Company. The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering the related Sold Assets other than any financing statement or document of similar import (i) relating to the security interest granted to the Company in this Agreement or the security interest granted to the Indenture Trustee in the Indenture or any Related Document or (ii) that has been terminated or released (or will be amended to exclude the related Sold Assets within five (5) Business Days of the related Transfer Date).  The Seller is not aware of any judgment or tax lien filings against the Seller;

(pp)         All Consents Secured.  The Seller has received all necessary consents and approvals required by the terms of the related Sold Assets to the transfer to the Company of its interest and rights in such Sold Assets hereunder;

(qq)         Purchase Price.  The consideration paid by the Company for each Transferred Container is not greater than the Net Book Value (or, if applicable, the Finance Lease Balance) of such Transferred Containers at the time of sale to the Company;

(rr)          Lease Terms.  As of the Transfer Date, the Lease related to the Transferred Containers were entered into or acquired in the ordinary course of business of the Seller and contain commercially reasonable terms, consistent with the general trading terms that the Seller uses in the normal course of business;

(ss)          Net Lease.  Generally, the Lessee’s obligations under each Lease are “hell or high water” obligations that are, among other characteristics, absolute and not subject to any defenses, set-offs, or counterclaims; each Lease has no rescission, reduction, or recoupment provision except as to disputed amounts (in certain limited circumstances) and provides that, upon the making of a casualty payment, the obligation of the related Lessee to make Lease Payments thereunder will be reduced accordingly; and each Lease is a “net lease” under which the Lessee is responsible for all taxes, maintenance, and insurance and assumes all risk of casualty loss;

(tt)           Purchase Option.  No Lease provides a purchase option for any Transferred Container (subject to such Lease) to any Lessee which would result, when taken together with all rental payments previously made or required to be made under such Lease or any prior Lease with respect to such Transferred Container, in less than the Original Equipment Cost being realized on the disposition of the related Transferred Container;

(uu)         Bankrupt Lessees under Finance Leases.  No Transferred Container subject to a Finance Lease is under lease to a bankrupt obligor as of the related Transfer Date; and

(vv)         All Representations and Warranties True.  All representations and warranties made by the Seller in any certificate or other document delivered at the closing of the transactions contemplated by the Related Documents including all representations and warranties made to Perkins Coie LLP in support of its opinion letter issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions to the extent compliance with such assumptions is in the control of the Seller, are true and correct in all material respects.

Section 3.02.  Representations, Warranties and Covenants of the Company.  The Company hereby makes the following representations and warranties for the benefit of the Seller, the Indenture Trustee, the Noteholders, each Interest Rate Hedge Provider and the Administrative Agent on which the Seller relies in contributing the related Sold Assets to the Company.  The Seller has relied upon such representations and warranties in transferring the related Sold Assets to the Issuer and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Related Documents.  Such representations and warranties are made as of each Transfer Date with respect to the Sold Assets contributed to the Company on such date and the date of each subsequent transfer and conveyance of the respective Sold Assets and the pledge of such Sold Assets to the Indenture Trustee, unless otherwise indicated, but shall survive until all Outstanding Obligations have been paid in full.

(a)           Organization and Good Standing.  The Company is  an exempted company with limited liability duly incorporated, validly existing and in compliance under the laws of the Bermuda, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and own the Sold Assets and to perform its obligations hereunder and under any Related Document to which it is a party, and has had the same legal name since its formation and does not do business under any other name;

(b)           Due Qualification.  The Company is duly qualified to do business, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under and comply with the terms of this Agreement or any other Related Documents to which it is a party;

(c)           Power and Authority.  The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Company by all necessary action; the Company will have the power and authority to acquire and will have acquired whatever right title and interest in the Sold Assets as was conveyed to it by the Seller; and will have duly authorized, executed and delivered the Notes, this Agreement and the other Related Documents to which it is a party;

(d)           Binding Obligations.  This Agreement and each other Related Document to which the Company is a party, when duly executed and delivered by the other parties hereto or thereto, will constitute a legal, valid, and binding obligation of the Company enforceable in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(e)            No Violation.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement (after giving effect to the transactions set forth herein) will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability agreement of the Company, or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which its assets may be bound;

(f)            No Proceedings or Injunctions.  There are (i) no proceedings or investigations to which the Company, or any Affiliate of the Company is a party pending, or, to the knowledge of the Company, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of the Notes, this Agreement or the other Related Documents to which the Company is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Related Documents to which the Company is a party, or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Notes, this Agreement or the other Related Documents to which the Company is a party and (ii) no injunctions, writs, restraining orders, or other orders in effect against the Company that would adversely affect its ability to perform under the Notes, this Agreement or the other Related Documents to which it is a party;

(g)           Approvals.  All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Company or, to the knowledge (without inquiry) of the Company, by any other party in connection with the execution and delivery of this Agreement or any other Related Document to which it is a party have been or will be taken or obtained on or prior to the Closing Date;

(h)           Insolvency.  The Company is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this Agreement; the Company is paying its debts as they become due and, after giving effect to the transactions contemplated by this Agreement, will have adequate capital to conduct its business; the Company does not intend to nor believe that it will incur debts beyond its ability to pay as such debts mature;

(i)            Principal Place of Business; Trade Names.  The Company has only one place of business which is located at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda.  The Company has not been known by any name other than CAL Funding II Limited;

(j)             No Subsidiaries.  The Company has no Subsidiaries;

(k)            Ordinary Course.  The transactions contemplated by this Agreement are being consummated by the Company in good faith and in furtherance of the Company’s ordinary business purposes and constitute a practical and reasonable course of action by the Company designed to improve the financial position of the Company, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors;

(l)            Substantive Consolidation.  The Company shall be operated in such a manner that it shall not be substantively consolidated with the estate of the Seller or any other person in the event of the bankruptcy or insolvency of the Company or such other person.  Without limiting the foregoing the Company shall:  (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other person, (3) maintain its bank accounts separate from those of any other Person, (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) pay its own liabilities and expenses only out of its own funds, (6) enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an Affiliate, (7) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) hold itself out as a separate entity, (9) maintain adequate capital in light of its contemplated business operations and (10) observe all other appropriate organizational formalities.

Notwithstanding any provision of law which otherwise empowers the Company, the Company shall not:  (1) consolidate or merge with or into any other person or dissolve or liquidate in whole or in part or transfer its properties and assets substantially as an entirety to any other person, (2) hold itself out as being liable for the debts of any other person, (3) act other than in its corporate name and through its duly authorized officers or agents, (4) engage in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any loan to or from or guarantee of the indebtedness of any Affiliate, except payment of lawful distributions to its shareholders, (5) commingle its funds or other assets with those of any other person other than as provided in the Management Agreement and the Intercreditor Collateral Agreement, (6) create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness other than indebtedness permitted under the terms of the Indenture or any Related Documents or (7) take any other action that would be inconsistent with maintaining the separate legal identity of the Company or engage in any other activity.

(m)           All Representations and Warranties True.  All representations and warranties made by the Company in any certificate or document delivered at the closing of the transactions contemplated by the Related Documents including all representations and warranties made to Perkins Coie LLP in support of its opinion letters issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions to the extent compliance with such assumptions is in the control of the Company, are true and correct in all material respects.

Section 3.03.  Breach of Representations and Warranties Regarding Sold Assets.  iv)  Upon discovery by the Seller, the Administrative Agent, the Indenture Trustee or the Company (or any of their respective successors or assigns) of a breach of any of the Container Representations and Warranties, the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties and the Administrative Agent.  Unless the breach shall have been cured or waived in writing by the Requisite Global Majority, within thirty (30) days after the earlier of (x) actual knowledge of such breach by a Senior Executive Officer of the Seller or (y) receipt by the Seller of written notice of such breach, the Seller shall on or prior to such thirtieth (30th) day either:

(i)           repurchase the affected Transferred Container(s) and Transferred Assets from the Company for a cash purchase price equal to the Warranty Purchase Amount; or

(ii)          replace the affected Transferred Containers and Transferred Assets with Substitute Container(s) and Transferred Assets in accordance with the provisions of Section 3.04 hereof.

Without limiting the generality of the foregoing, the Seller acknowledges and agrees that, for purposes of this Section 3.03, any inaccuracy in any representation or warranty with respect to (i) the amount (if less than represented) of the Net Book Value or the Finance Lease Balance, as applicable, of any related Transferred Container, on the Transfer Date or (ii) the failure to comply with the Concentration Limits as of the Transfer Date, shall be deemed to be material.

(b)           With respect to all Containers purchased or replaced by the Seller pursuant to this Section 3.03, the Company hereby assigns to the Seller, without recourse, representation or warranty (except as to the absence of liens, claims, or encumbrances resulting from actions taken, or failed to be taken, by the Company), all of the Company’s right, title and interest in and to such Containers and other Transferred Assets relating thereto.

(c)           The Company agrees that the obligation of the Seller to repurchase or, if available, substitute any container pursuant to this Section 3.03 shall constitute the sole remedies available against the Seller by the Company and its successors and assigns for breach of a Container Representation or Warranty; provided, however, that nothing contained herein shall derogate from the Seller’s indemnification obligations set forth in Section 7.01 hereof.

Section 3.04.  Substitute Containers.  v) The Seller will have the right (exercisable solely at its option) at any time to transfer to the Company one or more Containers and Transferred Assets (the foregoing collectively, a “Substitute Container”) for one or more Containers and Transferred Assets (the foregoing collectively, a “Predecessor Container”) if:

(i)          the Predecessor Container is required to be repurchased pursuant to Section 3.03 hereof;

(ii)         the Substitute Container has a Net Book Value (or a Finance Lease Balance) of not less than the Net Book Value (or a Finance Lease Balance) of the Predecessor Container;

(iii)        the Substitute Container is an Eligible Container;

(iv)        no Early Amortization Event or Event of Default is then continuing or would result from the ownership of such Substitute Container by the Issuer; and

(v)         the Substitute Container shall be subject to a similar type of Lease as that of the Predecessor Container.

If more than one Substitute Container is being transferred on any date, the criteria set forth in clauses (ii) and (iii) above shall be determined on an aggregate basis for all Containers transferred on such date.

(b)           Any substitution pursuant to this Section 3.04 shall become effective upon (i) delivery to the Indenture Trustee, the Administrative Agent and the Company of a completed Container Sale Certificate which certificate shall operate as a transfer to the Company of all right, title and interest of the Seller in and to the Substitute Container subject thereto, (ii) delivery to the Seller by the Company of such Container Sale Certificate which shall operate as a transfer to the Seller, without representation or warranty except with respect to unencumbered title, all of the Company’s right, title and interest in and to the Predecessor Container, and (iii) delivery to the Company, the Indenture Trustee and the Administrative Agent of an amendment to the List of Containers reflecting the deletion of the Predecessor Container and the addition of the Substitute Container.

(c)           The Seller shall give at least (5) five Business Days’ prior written notice to the Company, the Administrative Agent and the Indenture Trustee of its intent to provide a Substitute Container pursuant to Section 3.04 hereof.

ARTICLE IV

COVENANTS OF THE SELLER

Section 4.01.  Seller Covenants.  The Seller hereby covenants and agrees with the Company, the Issuer, each Interest Rate Hedge Provider, the Noteholders and the Indenture Trustee as follows:

(a)           Merger or Consolidation of, or Assumption of the Obligations of, the Seller.  Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be party, or (iii) succeeding to the business of the Seller substantially as a whole, will be the successor to the Seller under this Agreement, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement so long as, (x) immediately after giving effect to such transaction, no Event of Default, Manager Default or Early Amortization Event shall result therefrom (including an Asset Base Deficiency pursuant to a breach of Container Representations and Warranties) and no representation or warranty made pursuant to Section 3.01 shall have been breached, (y) the Seller shall have delivered to the Company, the Issuer, the Administrative Agent and each Rating Agency an Officer’s Certificate stating that such consolidation, merger, or succession and any agreement of assumption relating to such transaction comply with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Company, the Issuer, the Administrative Agent and each Rating Agency an Opinion of Counsel reasonably satisfactory to the Requisite Global Majority either (1) stating that, in the opinion of such counsel, all financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Company and the Indenture Trustee in the Sold Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(b)           Preservation of Security Interest in Finance Lease.  The Seller shall, at its own sole cost and expense with respect to any Lessee whose Containers are subject to a Finance Lease, file such instruments and documents and take such actions as shall be required to establish and maintain an effective lien against the Lessee’s interest in the Transferred Containers in the Lessee’s jurisdiction of organization and execute and file such financing statements and other documents, and take such other action as shall be reasonably requested by the Indenture Trustee to preserve, maintain, perfect, continue and protect the first priority perfected security interest of the Indenture Trustee in such Transferred Containers that are subject to such Lessee’s Finance Lease.

(c)           Preservation of Name, etc.  The Seller will not change its name, identity, corporate structure or jurisdiction of organization in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with this Agreement void or otherwise of no force and effect unless (i) the Seller shall have given the Company, the Administrative Agent and the Indenture Trustee at least 60 days’ prior written notice thereof, (ii) the Seller shall have filed any necessary financing statements necessary to continue the effectiveness of any financing statements referred to in paragraph (b) above or otherwise required pursuant to this Agreement and (iii) the Seller shall have delivered to the Issuer, the Indenture Trustee, the Administrative Agent and each Rating Agency, one or more Opinions of Counsel satisfactory to the Indenture Trustee, stating that after giving effect to such change in name, identity, location of chief executive office, jurisdiction of incorporation or corporate structure, either (x) in the opinion of such counsel, all financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Containers, or (y) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(d)           Preservation of Office.  The Seller will give the Company, the Administrative Agent and the Indenture Trustee at least 30 days’ prior written notice of any relocation of its principal place of business and chief executive office or reincorporation in another jurisdiction.  No later than five days prior to the closing date of such change or relocation, the Seller shall file such amendments and/or financing statements as may be required to preserve and protect the Company’s and Indenture Trustee’s interest in the related Sold Assets.

(e)           Compliance with Law.  The Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the related Sold Assets or any part thereof; provided, however, that the Seller may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Company, the Issuer, the Noteholders, any Deal Agent or the Indenture Trustee in the related Sold Assets.

(f)            Defend Title to Sold Assets.  The Seller shall defend the right, title, and interest of the Company and its successors and assigns in, to, and under the related Sold Assets, against all claims of third parties claiming through or under the Seller.

(g)           Notification of Breach.  The Seller will advise the Company, the Administrative Agent and the Indenture Trustee promptly, in reasonable detail, upon discovery of the occurrence of any breach by the Seller of any of its representations, warranties and/or covenants contained in any Related Document to which it is a party.

(h)           Further Assurances.  The Seller will, at its sole cost and expense, make, execute or endorse, acknowledge and file or deliver to the Company, the Indenture Trustee and the Administrative Agent from time to time such UCC financing statements or documents of similar import (including any termination or continuation statements), schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the related Sold Assets and other rights covered by this Agreement, as the Company or its successors and assigns, including the Indenture Trustee or the Administrative Agent may request and reasonably require.  The Seller shall, at the request of the Administrative Agent, deliver to the Indenture Trustee and the Administrative Agent an updated List of Containers.  The Seller shall, at the request of the Indenture Trustee or the Administrative Agent, execute such documents and instruments as may be reasonably requested and as are prepared by the Indenture Trustee or the Administrative Agent to permit the Manager, in accordance with the terms of the Management Agreement to enforce the Leases and/or any insurance policies obtained by the Lessees with respect to the related Sold Assets.

(i)            Notice of Liens.  The Seller shall notify the Company, the Administrative Agent and the Indenture Trustee promptly after becoming aware of any Lien other than Permitted Encumbrances on the related Sold Assets.

(j)            Transfer Taxes.  The Seller shall promptly pay all taxes (including, without limitation, any transfer taxes) required to be paid in connection with the conveyance of the related Sold Assets, and acknowledges that the Company shall have no responsibility with respect thereto.

(k)            No Bankruptcy Petition.  The Seller will not, prior to the date that is one year and one day after the payment in full of all amounts owing by the Company pursuant to the Indenture, this Agreement and the Related Documents, institute against the Company or join any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of any applicable jurisdiction.  This subsection 4.01(k) shall survive the termination of this Agreement.

(l)            Ownership of Sold Assets.  The Seller agrees to take no action inconsistent with the ownership of the related Sold Assets by the Company, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of such Sold Assets that such Sold Assets have been contributed to the Company and to claim no ownership interest in such Sold Assets.

(m)           Substantive Consolidation.  The Seller shall be operated in such a manner that it shall not be substantively consolidated with the estate of any Issuer in the event of the bankruptcy or insolvency of the Seller.  Without limiting the foregoing, the Seller shall:  (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other Person, (3) maintain its bank accounts separate from those of any other Person, (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) pay its own liabilities and expenses only out of its own funds, (6) allocate fairly and reasonably any overhead expenses that are shared with the Issuer, (7) hold itself out as an entity separate from the Issuer, (8) maintain adequate capital in light of its contemplated business operations and (9) observe all other appropriate organizational formalities.

(n)           Communications.  The Seller will reply to all inquiries by third parties with respect to the ownership of the related Sold Assets by indicating that it has contributed, assigned and transferred all of such Sold Assets to the Company.

(o)           Obligations with Respect to Leases.  The Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each related Lease, will not attempt to change or modify the terms of such Leases except as expressly permitted by the terms of the Related Documents, and will do nothing to impair the rights of the Indenture Trustee or the Company or the Indenture Trustee in the related Sold Assets or the beneficial ownership thereof.

(p)           Separate Corporate Existence of the Company.  The Seller hereby acknowledges that the Company is entering into the transactions contemplated by the Related Documents in reliance upon the Company’s identity as a legal entity separate from the Seller.  Therefore, the Seller will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Company and that the Company is not a division of the Seller or any other Person.

(q)           Marking of Records.  The Seller shall mark the master accounting and data processing records to evidence the transfer of the related Transferred Containers in the manner described in Section 2.03(b) hereof and such records shall be maintained at the Seller’s place of business.

(r)           Accounting for Transfers. CAL shall prepare its financial statements in accordance with GAAP, and any financial statements of CAL which are consolidated to include the Company will contain footnotes indicating that the Sold Assets to the Company are not available to satisfy the debts of the Seller.  CAL shall not prepare any such financial statements that account for the transactions contemplated in this Agreement in any manner other than as a transfer of the Sold Assets by the Seller to the Company, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting) in any manner other than as a contribution of the Sold Assets by the Seller to the Company.

(s)           Provision of Information.  From time to time, and upon reasonable request, the Seller shall provide the Company, the Manager Transfer Facilitator, the Administrative Agent and the Indenture Trustee with all information required to evaluate the Container Representations and Warranties.

(t)            Inspection Right; Audit Inspections.  Upon reasonable notice to the Seller specifying the particulars of each request and subject to appropriate and reasonable confidentiality covenants, the Seller will permit the representatives of the Company, the Manager, the Administrative Agent and their duly authorized representatives, attorneys and accountants to audit and examine all of the books, records, reports and other papers of the Seller (other than the Seller’s tax returns and tax calculations, in each case relating to taxes for which the Company is not liable) with respect to any and all related Sold Assets, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants for the purpose of reviewing or evaluating the Seller’s performance of its duties and obligations hereunder.  All reasonable out-of-pocket expenses incidental to the exercise of the inspection right pursuant to this paragraph by any such Person, or by any of such Persons’ duly authorized representatives, attorneys and accountants, shall be borne by the Seller without right of reimbursement from any Person for such expenses.

(u)           Notes and Indebtedness.  The Seller shall treat the Notes as indebtedness on any tax return of the Seller and its Subsidiaries.

(v)           ERISA.  The Seller agrees to indemnify, defend and hold the Issuer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) to which the Issuer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of any Plan maintained and/or contributed to by the Seller or any of its ERISA Affiliates.

(w)           Shareholder Votes. The Seller will at all times own all of the issued and outstanding Capital Stock of the Company. The Seller will not vote in favor of any Specified Matter (as defined in the Bye-laws of the Company) unless all of the directors of the Company (including the independent director) have voted in favor of such Specified Matter.

Section 4.02.  Transfer of Sold Assets.  The Seller understands that the Company intends to pledge the related Sold Assets and its rights under this Agreement to the Indenture Trustee under the Indenture, and hereby consents to the assignment of all or any portion of this Agreement to the Indenture Trustee.  The Seller agrees that upon such assignment and upon the occurrence of an Event of Default under the Indenture, the Indenture Trustee may exercise the rights of the Company hereunder and shall be entitled to all of the benefits of the Company hereunder.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01.  Conditions to the Company’s Obligations.  The obligations of the Company to acquire Sold Assets on any Transfer Date shall be subject to the satisfaction of the following additional conditions:

(a)           All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Transfer Date (including, without limitation, the Container Representations and Warranties) with the same effect as though such representations and warranties had been made on such date;

(b)           All information concerning such Sold Assets provided to the Company shall be true and correct in all material respects;

(c)           The Seller shall have performed all other obligations required to be performed by the provisions of this Agreement and the other Related Documents;

(d)           All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Company, and the Company shall have received from the Seller copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Company may reasonably have requested;

(e)           No Event of Default, Early Amortization Event or Manager Default (or event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default, Early Amortization or Manager Default) shall have occurred and then be continuing, or would result from the acquisition of, such Sold Assets; and

(f)           The Company has adequate means of financing available in order to complete the acquisition of such Sold Assets.

Notwithstanding the foregoing conditions precedent, upon the making of a transfer of Sold Assets hereunder, all of the Company’s rights under this Agreement (and by operation of law with respect to such Sold Assets) shall vest in the Company, whether or not the conditions precedent to such transfer were in fact satisfied.

Section 5.02.  Conditions to the Seller’s Obligations.  The obligations of the Seller to convey and contribute the Sold Assets on any Transfer Date shall be subject to the satisfaction of the following additional conditions:

(a)           All representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

(b)           All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Company copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

ARTICLE VI

TERMINATION

Section 6.01.  Termination.  The respective obligations and responsibilities of the Seller and the Company created by this Agreement shall not terminate until such time as each Transferred Container owned by the Company has been sold or is the subject of a Casualty Loss.

Section 6.02.  Effect of Termination.  No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Company shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by the Seller or the Company occurring prior to the date of such termination.  Without limiting the foregoing, prior to termination, neither the failure of the Seller to execute and to deliver a Container Sale Certificate pursuant to Section 2.02, nor the failure of the Seller to pay in cash or kind the compensation therefor shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article 4 or Section 7.01 of this Agreement render an executed conveyance executory.

ARTICLE VII

INDEMNIFICATION PAYMENTS

Section 7.01.  Indemnification.  The Seller agrees, to indemnify and hold harmless on an After-Tax Basis the Company, the Indenture Trustee, each Noteholder, each Interest Rate Hedge Provider and their respective officers, directors, employees and agents (each, an “Indemnified Party”) against any and all liabilities, losses, damages, penalties, costs and expenses (including legal fees and expenses) which may be incurred or suffered by such Indemnified Party or which may be claimed against such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party) including, without limitation, as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and directly or indirectly arising out of, or relating to (or alleged to be directly or indirectly arising out of or relating to) (a) an action or inaction by the Seller that is contrary to the terms of this Agreement or any other Related Document to which it is a party, (b) a breach by the Seller of any of its covenants set forth in this Agreement or any other Related Document to which it is a party, (c) any information certified in any schedule delivered by the Seller being untrue in any material respect as of the date of such certification or (d) any representation or warranty of the Seller having been false or misleading in any material respect when made or deemed made herein or in any Related Document or in any document or instrument delivered pursuant to any of the foregoing; provided, that the foregoing indemnity shall be limited to the matters set forth in paragraphs (a), (b), (c) and (d) above and shall in no way be construed to constitute credit recourse to the Seller for losses arising from the financial inability of any Lessee to make its rental payments owed under the related Leases and/or the failure of the Company to realize an amount equal to the sum of (i) the Net Book Value (or, if applicable, the Finance Lease Balance) of a Transferred Container and (ii) the Fair Market Value of the Transferred Assets attributable to such Transferred Containers.  The obligations of the Seller under this Section 7.01 shall survive the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.  Amendment.  The terms of this Agreement may be amended, modified or waived only by a written instrument signed by the Seller and the Company and only if (a) such amendment or modification is approved by the Persons specified in Section 1002(b) of the Indenture, if such amendment or modification would cause any of the events set forth in Section 1002(b)(i) through (vii) of the Indenture to occur; (b) such amendment or modification is approved by the Requisite Global Majority if any such amendment or modification would adversely affect the rights or remedies available to the Noteholders; and (c) the Rating Agency Condition is satisfied in all other instances not addressed in clauses (a) and (b).  The Company shall forward or caused to be forwarded copies of any amendment to the Contribution and Sale Agreement to the Rating Agencies and the Administrative Agent.

Section 8.02.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8.03.  CONSENT TO JURISDICTION.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE SELLER OR THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK AND THE SELLER AND THE COMPANY HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, THE SELLER AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE SELLER AND THE COMPANY HEREBY IRREVOCABLY APPOINT AND DESIGNATE CSC CORPORATION SERVICE COMPANY, HAVING AN ADDRESS AT 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036-8401, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICE OF LEGAL PROCESS AND THE SELLER AND THE COMPANY EACH AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE SELLER AND THE COMPANY SHALL EACH MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS AGREEMENT AND THE INDENTURE SHALL HAVE BEEN PAID IN FULL.  IF SUCH AGENT SHALL CEASE TO SO ACT, THE SELLER OR THE COMPANY, AS THE CASE MAY BE, SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 8.04.  Judgment Currency.  Dollars shall be the currency of account in the case of all obligations under the Related Documents.  The payment obligations of the Company, the Seller, the Manager and the Indenture Trustee under the Related Documents shall not be discharged by an amount paid in a currency, or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the specified place of payment under normal banking procedures does not yield the amount of Dollars, in such place, due under the governing Related Documents.  In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in the specified place of payment, the obligee of such payment shall have a separate cause of action against the party making the same for the additional amount necessary to yield the amount due and owing under such Related Documents.  If, for the purpose of obtaining a judgment in any court with respect to any obligation of a party under any of the Related Documents or any of the agreements contemplated thereby, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the respective judgment debtor agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York, New York, in accordance with normal banking procedures will result in the amount then due under the respective Related Document in Dollars.  Any amount due from the respective judgment debtor shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of any Related Document.  In no event, however, shall the respective judgment debtor be required to pay a larger amount in such other currency, at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under the respective Related Document, so that in any event the obligations of the respective judgment debtor under the Related Document will be effectively maintained as Dollar obligations.

Section 8.05.  Notices.  All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by overnight courier service, at the following address:  (a) CAL at its address at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, Telephone: (246) 430-5310, Telefax:  (246) 430-5312, Attention:  CEO and CFO, with a copy to CAI International, Inc. 1 Market Plaza, Suite 900, San Francisco, CA 94105, Telephone: (415) 788-0100, Telefax: (415) 788-3430, Attention:  CEO and CFO, and the Company, at its address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Telephone: (441) 295-5950, Telefax: (441) 292-4720, Attention:  Secretary, with copies to (i) CAI International, Inc. 1 Market Plaza, Suite 900, San Francisco, CA 94105, Telephone: (415) 788-0100, Telefax: (415) 788-3430, Attention:  CEO and CFO and (ii) Container Applications Limited, Suite 102, Corporate Centre, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, Telephone: (246) 430-5310, Telefax: (246) 430-5312 Attention:  CEO and CFO, and (b) the Indenture Trustee, the Noteholders, the Rating Agencies and the Administrative Agent at their respective addresses set forth in the Supplement or other Related Documents.  Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.  Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 8.05 for giving notice and by otherwise complying with any applicable terms of this Agreement.

Section 8.06.  Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.07.  Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned (by operation of law or otherwise) by the Seller without (x) prior notice to the Rating Agencies and (y) the prior written consent of the Company or its assignee and the Indenture Trustee (acting at the direction of the Requisite Global Majority).  Except as provided in Section 4.02, this Agreement may not be assigned by the Company without prior notice to the Rating Agencies and the prior written consent of the Indenture Trustee (acting at the direction of the Requisite Global Majority).  Whether or not expressly stated, all representations, warranties, covenants and agreements of the Seller and the Company in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of the Indenture Trustee, the Noteholders and each Interest Rate Hedge Counterparty.

Section 8.08.  Further Assurances.  The Seller and the Company agree, at the sole cost and expense of the Seller, to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably requested by the Indenture Trustee, any Noteholder or the Administrative Agent required to carry into effect the purposes of this Agreement or any Related Document or to better assure and confirm unto the Indenture Trustee or the Noteholders their rights, powers and remedies hereunder.

Section 8.09.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Company or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 8.10.  Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic means shall be equally effective as the delivery of an originally executed counterpart.

Section 8.11.  Binding Effect.  This Agreement will inure to the benefit of and be binding upon the parties hereto and, upon the transfer contemplated by Section 4.02 hereof, the Indenture Trustee, the Noteholders and their respective successors and permitted assigns.

Section 8.12.  Merger and Integration.  Except as specifically stated otherwise herein, this Agreement and the other Related Documents sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 8.13.  Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 8.14.  Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 8.15.  General Interpretive Principles.  For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the Closing Date;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

(d)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 8.16.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 8.17.  Waiver of Immunity.  To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of applicable law.

Section 8.18.  Third Party Beneficiary.  The Issuer and the Seller hereby acknowledges and agrees that each of the Indenture Trustee, the Administrative Agent, each Interest Rate Hedge Provider and each Indemnified Party is an express third party beneficiary of this Agreement.

Section 8.19.  Consent of the Control Party.  So long as no Rating Agency maintains an effective rating with respect to the Series 2012-1 Notes, the Company shall not take, and will cause others acting on behalf of the Company to not take, any action that requires satisfaction of the Rating Agency Condition or the consent of the Rating Agencies (or any analogous concept) as a condition precedent unless such action shall have also been approved by the Control Party for Series 2012-1.

IN WITNESS WHEREOF, the Seller and the Company have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CONTAINER APPLICATIONS LIMITED

By:	/s/ Timothy B. Page
Name:	Timothy B. Page
Title:	Chief Financial Officer

CAL FUNDING II LIMITED

By:	/s/ Timothy B. Page
Name:	Timothy B. Page
Title:	Chief Financial Officer

2

EXHIBIT A

LIST OF TRANSFERRED CONTAINERS TRANSFERRED BY CAL
ON THE INITIAL FUNDING DATE

EXHIBIT B

CONTAINER SALE CERTIFICATE

CONTAINER APPLICATIONS LIMITED (the “Seller”) and CAL FUNDING II LIMITED (the “Company”), pursuant to the Contribution and Sale Agreement, dated as of October 18, 2012 (as amended, modified or supplemented from time to time in accordance with the terms hereof, the “Agreement”), hereby confirm their understandings with respect to [(i) the transfer by the Seller to the Company of the Containers listed on Schedule 1 attached hereto (the “Transferred Containers”) and Transferred Assets] [and (ii) the transfer by the Company to the Seller of the Containers listed on Schedule 2 attached hereto (the “Released Containers”) and Transferred Assets as of [insert date]] (the “Transfer Date”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

Conveyance of Containers.  The Seller hereby transfers and conveys to the Company all of the Seller’s right, title and interest in, to, and under the Transferred Containers and Transferred Assets.  Such transfer and conveyance is made without recourse to the Seller except to the extent provided in the Agreement.  [The Company hereby transfers and conveys to the Seller all of the Company’s rights, title and interest in, to, and under the Released Containers and Transferred Assets.  Such transfer and conveyance is made without recourse to the Company except to the extent provided in the Agreement.]

The Seller hereby certifies that:

(1)         As of the Transfer Date, the Seller was not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated hereby; the Seller is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(2)         Each Transferred Container is an Eligible Container on the Transfer Date.

(3)         The sum of the Net Book Value and Finance Lease Balance of all Transferred Containers as of __________ is $_____.  The Net Book Value or Finance Lease Value, as the case may be, of each Transferred Container as of the Transfer Date is as set forth in Schedule 2.

THE SOLD ASSETS ARE CONVEYED ON AN “AS IS-WHERE IS” BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXCEPT AS SET FORTH IN ARTICLE III OF THE AGREEMENT.

All terms and conditions of the Agreement with respect to the Company, the Seller and the Sold Assets are hereby ratified, confirmed and incorporated herein.

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

CAL FUNDING II LIMITED

By:
Name:
Title:

SCHEDULE 3.01

OTHER LEGAL NAMES AND DOING BUSINESS NOTICE

Container Applications Limited’s legal name is and has been the same since the date of its formation.